Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Universal Logistics Holdings, Inc.

Warren, Michigan

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (No. 333-221215) and Form S-8 (No.333-198376) of Universal Logistics Holdings, Inc., of our reports dated March 16, 2020, relating to the consolidated financial statements, and the effectiveness of Universal Logistics Holdings, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Troy, Michigan

March 16, 2020